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                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


                                      among


                            PEASE OIL AND GAS COMPANY

                              CPI ACQUISITION CORP.

                                       and

                            CARPATSKY PETROLEUM INC.


                                 August 11, 2000





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                                        1

                                TABLE OF CONTENTS


ARTICLE I         THE CONTINUANCE AND MERGER.................................  1
         SECTION 1.01   The Continuance......................................  1
         SECTION 1.02   The Merger...........................................  2
         SECTION 1.03   Closing; Closing Date; Effective Time................  2
         SECTION 1.04   Effect of the Continuance and Merger.................  3
         SECTION 1.05   Certificate of Incorporation; Bylaws.................  3
         SECTION 1.06   Directors and Officers...............................  3

ARTICLE II        CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.........  3
         SECTION 2.01   Merger Consideration; Conversion and Cancellation of
                        Securities...........................................  3
         SECTION 2.02   Exchange and Surrender of Certificates...............  5
         SECTION 2.03   Lost Certificates....................................  7

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PEASE....................  7
         SECTION 3.01   Organization and Qualification; Subsidiaries.........  7
         SECTION 3.02   Articles of Incorporation and Bylaws.................  8
         SECTION 3.03   Capitalization.......................................  8
         SECTION 3.04   Authority............................................ 10
         SECTION 3.05   No Conflict; Required Filings and Consents........... 10
         SECTION 3.06   Reports; Financial Statements........................ 11
         SECTION 3.07   Absence of Litigation................................ 12
         SECTION 3.08   Employee Benefit Plans; Labor Matters................ 12
         SECTION 3.09   Taxes................................................ 15
         SECTION 3.10   Certain Business Practices........................... 15
         SECTION 3.11   Environmental Matters................................ 15
         SECTION 3.12   Vote Required........................................ 17
         SECTION 3.13   Brokers.............................................. 17
         SECTION 3.14   Certain Contracts and Restrictions................... 17
         SECTION 3.15   Futures Trading and Fixed Price Exposure............. 17
         SECTION 3.16   Opinion of Financial Advisor......................... 17
         SECTION 3.17   Information Supplied................................. 18
         SECTION 3.18   Absence of Certain Changes or Events................. 18
         SECTION 3.19   Permits; Compliance............18

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF CARPATSKY................ 19
         SECTION 4.01   Organization and Qualifications; Subsidiaries........ 19
         SECTION 4.02   Charter and Bylaws................................... 19
         SECTION 4.03   Capitalization....................................... 19
         SECTION 4.04   Authority............................................ 20
         SECTION 4.05   No Conflict: Required Filings and Consents........... 21
         SECTION 4.06   Permits; Compliance.................................. 22
         SECTION 4.07   Financial Statements................................. 22
         SECTION 4.08   Absence of Certain Changes or Events.................22
         SECTION 4.09   Absence of Litigation................................ 23
         SECTION 4.10   Tax Matters.......................................... 23
         SECTION 4.11   Taxes...23
         SECTION 4.12   Vote Required........................................ 23
         SECTION 4.13   Brokers.24
         SECTION 4.14   Information Supplied................................. 24
         SECTION 4.15   Employee Benefit Plans; Labor Matters................ 24
         SECTION 4.16   Certain Business Practices........................... 25
         SECTION 4.17   Environmental Matters................................ 25
         SECTION 4.18   Certain Contracts and Restrictions................... 26
         SECTION 4.19   Futures Trading and Fixed Price Exposure............. 26


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




ARTICLE V         COVENANTS.................................................. 26
         SECTION 5.01   Affirmative Covenants of Pease....................... 26
         SECTION 5.02   Negative Covenants of Pease.......................... 27
         SECTION 5.03   Affirmative Covenants of Carpatsky................... 30
         SECTION 5.04   Negative Covenants of Carpatsky...................... 31
         SECTION 5.05   Access and Information............................... 33
         SECTION 5.06   The Exchange......................................... 34
         SECTION 5.07   Further Assurances................................... 34

ARTICLE VI        ADDITIONAL AGREEMENTS...................................... 34
         SECTION 6.01   Meetings of Stockholders............................. 34
         SECTION 6.02   Registration Statement............................... 35
         SECTION 6.03   Appropriate Action; Consents; Filings................ 36
         SECTION 6.04   Tax Treatment........................................ 38
         SECTION 6.05   Public Announcements................................. 38
         SECTION 6.06   Amendment............................................ 38
         SECTION 6.07   Stock Resale Agreement............................... 38
         SECTION 6.08   SEC Reports and Registration Statements.............. 38

ARTICLE VII       CLOSING CONDITIONS......................................... 39
         SECTION 7.01   Conditions to Obligations of Each Party Under
                        This Agreement....................................... 39
         SECTION 7.02   Additional Conditions to Obligations of Carpatsky.... 39
         SECTION 7.03   Additional Conditions to Obligations of Pease........ 40

ARTICLE VIII      TERMINATION, AMENDMENT AND WAIVER.......................... 42
         SECTION 8.01   Termination.......................................... 42
         SECTION 8.02   Effect of Termination................................ 43
         SECTION 8.03   Amendment............................................ 44
         SECTION 8.04   Waiver............................................... 44
         SECTION 8.05   Fees, Expenses and Other Payments.................... 44

ARTICLE IX        GENERAL PROVISIONS......................................... 46
         SECTION 9.01   Effectiveness of Representations, Warranties
                        and Agreements....................................... 46
         SECTION 9.02   Notices.47
         SECTION 9.03   Certain Definitions.................................. 48
         SECTION 9.04   Headings49
         SECTION 9.05   Severability......................................... 49
         SECTION 9.06   Entire Agreement; Effect of Amendment................ 49
         SECTION 9.07   Assignment........................................... 49
         SECTION 9.08   Parties in Interest.................................. 49
         SECTION 9.09   Specific Performance................................. 49
         SECTION 9.10   Failure or Indulgence Not Waiver; Remedies
                        Cumulative........................................... 50
         SECTION 9.11   Governing Law........................................ 50
         SECTION 9.12   Counterparts......................................... 50

SCHEDULES

Schedule 1.06              Officers and Directors of Pease and the
                           Surviving Corporation

Pease Disclosure Schedule

Schedule 3.01              Subsidiaries
Schedule 3.03(a)           Reservation of Pease Common Stock
Schedule 3.03(b)(i)        Options, Warrants and Rights
Schedule 3.03(b)(ii)       Repurchase and Redemption Obligations, etc.
Schedule 3.03(b)(iii)      Investments
Schedule 3.03(b)(iv)       Revenue Sharing Agreements




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


Schedule 3.03(c)           Outstanding Stock Awards
Schedule 3.05              Conflicts
Schedule 3.07              Litigation
Schedule 3.08(a)           Employee Benefit Plans
Schedule 3.08(b)           Exceptions to Benefit Plan Compliance
Schedule 3.08(c)           Collective Bargaining Agreements
Schedule 3.08(d)           Severance Agreements
Schedule 3.08(e)           Retiree Benefits
Schedule 3.08(f)           Multiemployer Contributions
Schedule 3.08(g)           Amendments to Employee Benefit Plans
Schedule 3.13              Brokers
Schedule 3.14              Material Contracts
Schedule 3.18              Certain Changes
Schedule 3.19              Notifications from Governmental Authorities
Schedule 5.02(e)           Asset Dispositions
Schedule 5.02(o)           Exceptions to Negative Covenants

Carpatsky Disclosure Schedule

Schedule 4.01              Subsidiaries
Schedule 4.03(a)           Reservation of Pease Common Stock
Schedule 4.03(b)(i)        Options, Warrants and Rights
Schedule 4.03(b)(ii)       Repurchase and Redemption Obligations, etc.
Schedule 4.03(b)(iii)      Investments
Schedule 4.03(b)(iv)       Revenue Sharing Agreements
Schedule 4.03(b)(v)        Voting Trusts, Proxies
Schedule 4.03(c)           Outstanding Stock Awards
Schedule 4.05              Conflicts
Schedule 4.06              Notifications from Governmental Authorities
Schedule 4.07(ii)          Financial Statement Exceptions
Schedule 4.08              Certain Changes
Schedule 4.09              Litigation
Schedule 4.13              Brokers
Schedule 4.15(a)           Employee Benefit Plans
Schedule 4.15(c)           Multiemployer Plans
Schedule 4.15(f)           Ukraine Employee Benefits
Schedule 4.18              Material Contracts
Schedule 5.04(m)           Affiliate Transactions

EXHIBITS

Exhibit A                  Pease Preferred Stockholder Agreement
Exhibit B-1                Certificate of Domestication
Exhibit B-2                Certificate of Incorporation of New Carpatsky
Exhibit B-3                Certificate of Merger
Exhibit B-4                Amended and Restated Articles of Pease

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of August 11, 2000 (this "Agreement"), is by and among Pease Oil and Gas Company, a Nevada corporation ("Pease"), its wholly owned Delaware subsidiary CPI Acquisition Corp. ("Acquisition Corp.") and Carpatsky Petroleum Inc., a corporation organized under the laws of the Province of Alberta, Canada ("Carpatsky").


                                    RECITALS

     WHEREAS, The Board of Directors of Pease has determined that the combination of the business of Pease and Carpatsky are consistent with and in furtherance of the long-term business strategy of Pease and are fair to, and in the best interests of, Pease and its stockholders and has approved and adopted this Agreement, including the issuance of Pease Common Stock and Pease Preferred Stock, and the other transactions contemplated hereby;

     WHEREAS, The Board of Directors of Carpatsky has determined that the combination of the business of Pease and Carpatsky are consistent with and in furtherance of the long-term business strategy of Carpatsky and are fair to, and in the best interests of, Carpatsky and its shareholders and has approved and adopted this Agreement and the transactions contemplated hereby; and

     WHEREAS, the parties had previously entered into a merger agreement, dated August 31, 1999 that was amended on January 3, 2000 (the "Original Agreement"), which the parties are amending and restating in its entirety by this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto agree as follows:


                                    ARTICLE I

                           THE CONTINUANCE AND MERGER

     SECTION 1.01 The Continuance. Upon the terms and subject to the conditions set forth in this Agreement, in accordance with Alberta Law and Delaware Law, on the Closing Date, Carpatsky will be continued (the "Continuance") as a corporation in the State of Delaware pursuant to Section 388 Alberta Business Corporations Act (the "ABCA"). Pursuant to the Continuance, Carpatsky will become a Delaware corporation, and the shareholders of Carpatsky will become shareholders in the continued Delaware corporation, as if such shareholders had been shareholders of a Delaware corporation since the date Carpatsky was initially formed. As used herein, "Carpatsky" refers to the Alberta corporation prior to the Continuance and to the Delaware corporation thereafter.

     SECTION 1.02 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, immediately following the Continuance, Acquisition Corp. shall be merged (the "Merger") with and into Carpatsky (Carpatsky and Acquisition Corp. are each referred to herein as a "Constituent Corporation"). As a result of the Merger, the separate corporate existence of Carpatsky and Acquisition Corp. shall cease and Carpatsky shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Certain terms used in this Agreement are defined in Section 9.03 hereof.

     SECTION 1.03 Closing; Closing Date; Effective Time. Unless this Agreement shall have been terminated pursuant to Section 8.01, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the consummation of the Continuance and Merger and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Haynes and Boone, LLP, 1000 Louisiana, Suite 4300, Houston, Texas 77002 as soon as practicable (but in any event within two business days) after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, or at such other date, time and place as Carpatsky and Pease may agree. The date on which the Closing takes place is referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall file the Certificate of Continuance, Certificate of Incorporation of Carpatsky, the Certificate of Merger and the Amended and Restated Articles of Pease, in the respective forms of Exhibits B-1, B-2, B-3 and B-4 attached hereto, with the Delaware Secretary of State and Nevada Secretary of State (the date and time of filing the Certificate of Merger, or such later date or time agreed upon by Carpatsky and Pease and set forth therein, being the "Effective Time") and by filing a notice contemplated by Section 182(6) of the ABCA with the Commissioner of Corporations of the Province of Alberta. The parties hereto shall file the various certificates and articles with the Governmental Entities to cause the Continuance, stockholders' meetings and Merger to occur in the following order:

     (i) The Carpatsky Shareholders Agreement to approve the Continuance;

     (ii) The Pease Stockholders Meeting to approve the Amended and Restated Articles of Pease set forth in Exhibit B-4;

     (iii) The filing of a Certificate of Continuance with the Delaware Secretary of State;

     (iv) The Carpatsky Stockholder Meeting to approve and adopt the Merger and the Merger Agreement; and

     (v) The filing of the Certificates of Merger with the Delaware and Nevada Secretaries of State.

For all tax purposes, the Closing shall be effective at the end of the day on the Closing Date.

     SECTION 1.04 Effect of the Continuance and Merger. The Continuance shall have the effects specified in [Section 182] of the ABCA and Section 388 of the DGCL, and the Merger shall have the effects specified in Section 251 of the DGCL.

     SECTION 1.05 Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation of Carpatsky, with such amendments thereto as provided in the Certificate of Merger attached hereto as Exhibit B-3, shall be the certificate of incorporation of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation until amended as provided therein and pursuant to Delaware Law. The bylaws of Carpatsky, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and in the certificate of incorporation and pursuant to Delaware Law.



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


     SECTION 1.06 Directors and Officers. The directors of the Surviving Corporation immediately after the Effective Time shall be the individuals identified in Schedule 1.06, each to hold office until the next annual meeting of stockholders and in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified in Schedule 1.06, each to hold office in accordance with the bylaws of the Surviving Corporation, and until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01 Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Carpatsky, Pease, Acquisition Corp. or their respective stockholders:

                  (a) Subject to the other provisions of this Article II, each share of Carpatsky Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Carpatsky Common Stock described in Section 2.01(c) of this Agreement and shares held by Dissenting Carpatsky Stockholders) shall be converted into the right to receive .57842 shares of Pease Common Stock; each share of Carpatsky Preferred Stock shall be converted into the right to receive 1.07291776 shares of Pease Preferred Stock; and each share of Acquisition Corp. Common Stock issued and outstanding at the Effective Time shall be converted into one share of Carpatsky Common Stock. Notwithstanding the foregoing, except as contemplated by this Agreement, if between the date of this Agreement and the Effective Time the outstanding shares of Carpatsky
Common Stock or Pease Common or Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, conversion, recapitalization, split, combination or exchange of shares, the exchange ratios shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, conversion, recapitalization, split, combination or exchange of shares.

                  (b) To the extent the applicable agreements governing Carpatsky Options and Carpatsky Warrants require Pease to assume such Carpatsky Options and Carpatsky Warrants, the rights to acquire shares of Carpatsky Common Stock pursuant to Carpatsky Options (as defined in Section 4.03) and Carpatsky Warrants (as defined in Section 4.03) outstanding at the Effective Time shall, following the Effective Time, reflect the right to receive Pease Common Stock as provided in such Carpatsky Options and Carpatsky Warrants. At the Effective Time, Pease shall assume such Carpatsky Options and Carpatsky Warrants and Pease shall reserve a sufficient number of shares of Pease Common Stock for issuance pursuant to such Carpatsky Options and Carpatsky Warrants.

                  (c) Notwithstanding any provision of this Agreement to the contrary, each share of Carpatsky Common Stock held in the treasury of Carpatsky and each share of Carpatsky Common Stock owned by Pease or Acquisition Corp., respectively, or any direct or indirect wholly owned subsidiary of Carpatsky or of Pease, immediately prior to the Effective Time shall be canceled.

                  (d) Subject to the provisions of Section 2.01(e), all shares of Carpatsky Common Stock and Carpatsky Preferred Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate previously evidencing Carpatsky Common Stock or Carpatsky Preferred Stock immediately prior to the Effective Time (the "Converted Shares" or "Converted Share Certificates," as the case may be) shall thereafter represent the right to receive, subject to Section 2.02(e) of this Agreement, that number of shares of Pease Common Stock or Pease Preferred Stock determined pursuant to
Section 2.01(a) hereof or, if applicable, cash pursuant to Sections 2.01(f) or 2.02(g) of this Agreement (the "Merger Consideration"). The holders of Converted Share Certificates shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Such Converted Share




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


Certificates shall be exchanged for certificates evidencing whole shares of Pease Common Stock or Pease Preferred Stock upon the surrender of such Converted Share Certificates in accordance with the provisions of Section 2.02 of this Agreement, without interest. No fractional shares of Pease Common Stock or Pease Preferred Stock shall be issued in connection with the Merger and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(g) of this Agreement. Each share of Acquisition Corp. Common Stock shall be automatically converted into one share of Carpatsky Common Stock.

                  (e) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of capital stock of Carpatsky held by a Dissenting Carpatsky Stockholder who has not voted in favor of or consented to the Continuance or the Merger and who complies with all the provisions of the ABCA or Delaware Law concerning the right of holders of such stock to dissent from the Continuance or the Merger and to require appraisal of their shares, shall not be converted as described in Section 2.01(a) but shall become, at the Effective Time, by virtue of the Merger and without any further action, the right to receive such consideration as may be determined to be due to such Dissenting Carpatsky Stockholder pursuant to the ABCA or Delaware Law, as the case may be; provided, however, that shares of Carpatsky Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Carpatsky Stockholder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the ABCA or Delaware Law, as the case may be, shall be deemed to be converted as of the Effective Time, into the right to receive Pease Common Stock.

     SECTION 2.02 Exchange and Surrender of Certificates.

                  (a) Prior to the Effective Time, Pease shall appoint Computershare Trust Company, Inc. or another or additional agent reasonably acceptable to Carpatsky (the "Exchange Agent") for the purpose of exchanging Converted Share Certificates for the Merger Consideration. Pease will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Converted Shares. Promptly after the Effective Time, Pease will send, or will cause the Exchange Agent to send, to each holder of record at the Effective Time of Carpatsky Common Stock a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Canceled Certificates to the Exchange Agent) in such form as Carpatsky and Pease may reasonably agree, for use in effecting delivery of Converted Share Certificates to the Exchange Agent.

                  (b) Each holder of Carpatsky Common Stock and Carpatsky Preferred Stock that has been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Canceled Share Certificate, together with a properly completed letter of transmittal, will be entitled to receive the Merger Consideration in respect of the Converted Shares represented by such Certificate. Until so surrendered, each such Canceled Share Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

                  (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Canceled Certificate is registered, it shall be a condition to such payment that the Canceled Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Canceled Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.





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


                  (d) After the Effective Time, there shall be no further registration of transfers of Carpatsky Common Stock. If, after the Effective Time, Canceled Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Section 2.02.

                  (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.02(a) that remains unclaimed by the holders of Converted Shares one year after the Effective Time shall be returned to Pease, upon demand, and any such holder who has not exchanged his Converted Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Pease for payment of the Merger Consideration in respect of his Converted Shares. Notwithstanding the foregoing, Pease shall not be liable to any holder of Converted Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Converted Shares three years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Pease free and clear of any claims or interest of any Person previously entitled thereto.

                  (f) No dividends or other distributions with respect to Pease Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Canceled Share Certificates until such Canceled Share Certificates are surrendered as provided in this Section. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the Pease Common Stock, issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such Pease Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Pease Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of Pease Common Stock, all Pease Common Stock to be issued pursuant to the Merger (but not options unless actually exercised at the Effective Time) shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

                  (g) No certificates or scrip evidencing fractional shares of Pease Common Stock shall be issued upon the surrender for exchange of Converted Share Certificates, and such fractional share interests shall not entitle the owner thereof to any rights as a stockholder of Pease. In lieu of any such fractional interests, each holder of a Converted Share Certificate shall, upon surrender of such certificate for exchange pursuant to this Article II, be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the last sale price of the Pease Common Stock in the Over-the-Counter market prior to the Closing Date by the fractional share of Pease Common Stock to which such holder would otherwise be entitled (after taking into account all Converted Shares held of record by such holder at the Effective Time).

                  (h) Pease shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Carpatsky Common or Pease Preferred Stock such amounts as Pease (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Pease, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Carpatsky Common or Pease Preferred Stock in respect of which such deduction and withholding was made. In the event the amount withheld is insufficient so to satisfy the withholding obligations of Pease, (or any affiliate thereof), such former stockholder shall reimburse Pease (or such affiliate), at its request, the amount of any such insufficiency.

                  (i) At the Closing, Pease shall deliver to Bellwether Exploration Company a certificate representing the number of shares of Pease Preferred Stock to which Bellwether is entitled, such certificate to be executed and otherwise in such form as to comply with the requirements of Nevada law and the Pease Articles of Incorporation and bylaws for certificates representing duly authorized, validly issued fully paid and non-assessable shares of its preferred stock.

     SECTION 2.03 Lost Certificates. If any Converted Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Converted Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Converted Share Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Converted Share Certificate the Merger Consideration to be paid in respect of the Converted Shares represented by such Converted Share Certificates as contemplated by this Article.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PEASE

     Pease and Acquisition Corp. hereby jointly and severally represent and warrant to Carpatsky that:

     SECTION 3.01 Organization and Qualification; Subsidiaries. Each of Pease, Acquisition Corp. and their respective subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Pease Material Adverse Effect. The term "Pease Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations or current or future business of Pease and its subsidiaries, taken as a whole. Schedule 3.01 of the disclosure schedule delivered to Carpatsky by Pease and attached hereto and made a part hereof (the "Pease Disclosure Schedule") sets forth, as of the date hereof, a true and complete list of all Pease's directly or indirectly owned subsidiaries, together with (A) the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by Pease or another subsidiary of Pease, and (B) an indication of whether each such subsidiary is a "Significant Subsidiary" as defined in Section 9.03(h) of this Agreement. Except as set forth in Schedule 3.01 to the Pease Disclosure Schedule, neither Pease nor any of its subsidiaries owns an equity interest in any other partnership or joint venture arrangement or other business entity that is material to the assets, liabilities, financial condition, results of operations or current or future business of Pease and its subsidiaries, taken as a whole.

     SECTION 3.02 Articles of Incorporation and Bylaws. Pease has heretofore furnished to Carpatsky complete and correct copies of the articles of incorporation and the bylaws or the equivalent organizational documents as presently in effect of Pease and Acquisition Corp. and each of their subsidiaries. Neither Pease, Acquisition Corp. nor any of their subsidiaries are in violation of any of the provisions of its articles or any material provision of its bylaws (or equivalent organizational documents).

     SECTION 3.03 Capitalization.

                  (a) The authorized capital stock of Pease consists of 4,000,000 shares of Pease Common Stock, of which 1,688,698 shares are issued and outstanding, no shares are held in treasury by Pease and 11,806,834 shares are reserved for future issuance pursuant to outstanding stock options or other contractual arrangements and which will be reserved for issuance as at the Effective Time; 830,000 shares of authorized preferred stock, par value $.01 per share of which 145,300 shares are designated as Series B 5% PIK cumulative convertible preferred stock, par value $.01 per share, of which 105,828 shares are issued and outstanding, no shares are held in treasury and 39,472 shares are reserved for future issuance pursuant to outstanding stock options or other contractual arrangements and 684,700 shares remain undesignated. The authorized capital stock of Acquisition Corp. consists of 100 shares of common stock, par value $.01 per share of which 100 shares are issued and outstanding. Except as described in this Section 3.03 or in Schedule 3.03(a) to the Pease Disclosure Schedule, no shares of capital stock of Pease are reserved for any purpose. Each of the outstanding shares of capital stock of, or other equity interests in, each of Pease and its subsidiaries, including Acquisition Corp., is duly authorized, validly issued, and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to) any preemptive or similar rights created by statute, the charter or bylaws (or the equivalent organizational documents) of Pease or any of its subsidiaries, including Acquisition Corp., or any agreement to which Pease or any of its subsidiaries, including Acquisition Corp., is a party or bound, and such outstanding shares or other equity interests owned by Pease or a subsidiary, including Acquisition Corp., of Pease are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on Pease's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

                  (b) Except as set forth in Schedule 3.03(b)(i) to the Pease Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Pease or any of its subsidiaries is a party relating to the issued or unissued capital stock of Pease or any of its subsidiaries or obligating Pease or any of its subsidiaries to grant, issue or sell any shares of the capital stock of Pease or any of its subsidiaries, by sale, lease, license or otherwise. Except as set forth in Schedule 3.03(b)(ii) to the Pease Disclosure Schedule, there are no obligations, contingent or otherwise, of Pease or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Pease Common or Preferred Stock or other capital stock of Pease, or the capital stock or other equity interests of any subsidiary of Pease; or provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of Pease or any other person. Except as described in Schedule 3.03(b)(iii) to the Pease Disclosure Schedule, neither Pease nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity (other than the subsidiaries of Pease set forth in Schedule 3.01 to the Pease Disclosure Schedule). Except as set forth in Schedule 3.03(b)(iv) to the Pease Disclosure Schedule, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of Pease or any of its subsidiaries. Except as contemplated hereby, there are no voting trusts, proxies or other agreements or understandings to which Pease or any of its subsidiaries is or will be a party or by which Pease or any of its subsidiaries is or will be bound with respect to the voting of any shares of capital stock of Pease or any of its subsidiaries.

                  (c) Pease has made available to Carpatsky complete and correct copies of its existing (i) stock option plans (collectively, the "Pease Option Plans") and the forms of options issued pursuant to the Pease Option Plans, including all amendments thereto, and (ii) all options and warrants that are not in the form specified under clause (i) above. Schedule 3.03(c) to the Pease Disclosure Schedule sets forth a complete and correct list of all outstanding warrants and options, restricted stock or any other stock awards (the "Pease Stock Awards") granted under the Pease Option Plans or otherwise, setting forth as of the date hereof (i) the number and type of Pease Stock Awards, (ii) the exercise price of each outstanding stock option or warrant, (iii) the number of stock options and warrants presently exercisable, and (iv) any other material terms and conditions thereof.

                  (d) The shares of Pease Common Stock and Preferred Stock to be issued pursuant to the Merger (i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Pease's articles of incorporation or bylaws or any agreement to which Pease is a party or by which it is bound, (ii) will be registered under the U.S. Securities Act of 1933, as amended ("Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) will be registered or exempt from registration under applicable Canadian federal and provincial securities laws ("Canadian Securities Laws") and United States state securities or blue sky laws ("Blue Sky Laws").

     SECTION 3.04 Authority. Each of Pease and Acquisition Corp. has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the Conversion and the issuance of the Pease Common Stock and Pease Preferred Stock pursuant to the Merger and Conversion, the approval of an amendment to and restatement of the articles of incorporation by the stockholders of Pease as described in Section
3.12 hereof and the approval and adoption of this Agreement and Merger as provided by Section 3.12 hereof). The execution and delivery of this Agreement by Pease and Acquisition Corp. and the consummation by Pease and Acquisition Corp. of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Pease are necessary to authorize this Agreement or to issue the Pease Common Stock and Pease Preferred Stock, with the exception of the approval and adoption of this Agreement and the Merger by the stockholders of Pease as described in
Section 3.12 hereof. This Agreement has been duly executed and delivered by Pease and Acquisition Corp. and, assuming the due authorization, execution and delivery thereof by Carpatsky, constitutes the legal, valid and binding obligation of Pease and Acquisition Corp. enforceable against Pease and Acquisition Corp. in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 3.05 No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by Pease and Acquisition Corp. does not, and the consummation of the transactions contemplated hereby in accordance with its terms will not (i) conflict with or violate the articles of incorporation or bylaws, or the equivalent organizational documents, in each case as amended or restated, of Pease or any of its subsidiaries, including Acquisition Corp., (ii) conflict with or violate any federal, provincial, state, or local law, statute, ordinance, rule, regulation, order, judgment or decree, domestic or foreign, (collectively, "Laws") applicable to Pease or any of its subsidiaries, including Acquisition Corp., or by or to which any of their respective properties is bound or subject or (iii) except as described in Schedule 3.05 to the Pease Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Pease or any of its subsidiaries, including Acquisition Corp., pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Pease or any of its subsidiaries, including Acquisition Corp., is a party or by or to which Pease or any of its subsidiaries, including Acquisition Corp., or any of their respective properties is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clause (iii) that would not have a Pease Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by each of Pease and Acquisition Corp. does not, and consummation of the transactions contemplated hereby will not, require Pease or Acquisition Corp. to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any court or governmental or regulatory authority, domestic or foreign (collectively, "Governmental Authorities"), except (i) for filing (A) a registration statement on Form S-4 (the "Form S-4") under the Securities Act, (B) preliminary and definitive proxy materials under the Exchange Act, (C) registrations, qualifications and claims for exemptions under Canadian Securities Laws and Blue Sky Laws, and (D) appropriate merger documents as required by Delaware Law and the General Corporations Law of the State of Nevada ("Nevada Law"), and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, materially interfere with Pease's and Acquisition Corp.'s performance of their obligations under this Agreement and would not have a Pease Material Adverse Effect.

     SECTION 3.06  Reports; Financial Statements.

                  (a) Since December 31, 1997, Pease and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission (the "SEC") including, without limitation, (1) all Registration Statements filed under the Securities Act, (2) all Annual Reports on Form 10-K or 10-KSB, (3) all Quarterly Reports on Form 10-Q or 10-QSB, (4) all proxy statements relating to meetings of stockholders (whether annual or special), (5) all Current Reports on Form 8-K and (6) all other reports, schedules, registration statements or other documents (collectively referred to as the "Pease SEC Reports") and (B) any applicable state securities authorities and all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have a Pease Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.06(a) being referred to herein, collectively, as the "Pease Reports"). The Pease Reports, including all Pease Reports filed after the date of this Agreement and prior to the Effective Time, including, without limitation, the Form S-4 relating to the Merger, (x) were or will be prepared in accordance with the requirements of applicable Law (including, with respect to Pease SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Pease SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Pease SEC Reports filed prior to the Effective Time, including, without limitation, the Form S-4 (as regards Pease), have been or will be prepared in accordance with the published rules and regulations of the SEC and U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except
(a) to the extent required by changes in generally accepted accounting principles; (b) with respect to Pease SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto; and (c) with respect to interim financial statements as may be permitted by Article 10 of Regulation S-X) and fairly present or will fairly present the consolidated financial position of Pease and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of Pease and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

         SECTION 3.07 Absence of Litigation. Except as disclosed in the Pease SEC Reports filed prior to the date of this Agreement or as set forth in
Schedule 3.07 to the Pease Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Pease, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Pease, threatened against Pease or any of its subsidiaries or any properties or rights of Pease or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which if adversely determined would not have a Pease Material Adverse Effect), and neither Pease nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Pease, continuing investigation by, any Governmental Authority, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that would not have a Pease Material Adverse Effect.

         SECTION 3.08  Employee Benefit Plans; Labor Matters.

                  (a) Schedule 3.08(a) to the Pease Disclosure Schedule sets forth each employee benefit plan (as such term is defined in ERISA Section 3(3)) maintained or contributed to during the past five years by Pease or any member of its ERISA Group or with respect to which Pease or any member of its ERISA Group could incur liability under Sections 4063, 4069, 4212(c) or 4204 of ERISA, and any other retirement, pension, stock option, stock appreciation rights, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding (collectively, the "Pease Benefit Plans"). For purposes of this Agreement, "ERISA Group" means a controlled or affiliated group within the meaning of Code Section 414(b), (c), (m), or (o) of which Pease is a member. Pease has made available to Carpatsky correct and complete copies of all Pease Benefit Plans (including a detailed written description of any Pease Benefit Plan that is unwritten, including a description of eligibility criteria, participation, vesting, benefits, funding arrangements and assets and any other provisions relating to Pease) and, with respect to each Pease Benefit Plan, a copy of each of the following, to the extent each is applicable to each Pease Benefit Plan: the most recent favorable determination letter, materials submitted to the Internal Revenue Service in support of a pending determination letter request, the most recent letter issued by the Internal Revenue Service recognizing tax exemption, each insurance contract, trust agreement, or other funding vehicle, the three most recently filed Forms 5500 plus all schedules and attachments, the three most recent actuarial valuations, and each summary plan description or other general explanation or communication distributed or otherwise provided to employees with respect to each Pease Benefit Plan that describes the terms of the Pease Benefit Plan.

                  (b) With respect to the Pease Benefit Plans, no event has occurred and, to the knowledge of Pease, there exists no condition or set of circumstances, in connection with which Pease or any member of its ERISA Group could be subject to any liability under the terms of such Pease Benefit Plans, ERISA, the Code or any other applicable Law which would have a Pease Material Adverse Effect. Except as otherwise set forth on Schedule 3.08(b) to the Pease Disclosure Schedule:

                           (i)      As to any Pease Benefit Plan intended to be
qualified under Section 401 of the Code, such Pease Benefit Plan satisfies the requirements of such Section and there has been no termination or partial termination of such Pease Benefit Plan within the meaning of Section 411(d)(3) of the Code and Pease has administered all such Plans in accordance with all applicable Laws;

                           (ii)     There are no actions, suits or claims
pending (other than routine claims for benefits) or, to the knowledge of Pease, threatened against, or with respect to, any of the Pease Benefit Plans or their assets, any plan sponsor, or any fiduciary (as such term is defined in Section 3(21) of ERISA), and Pease has no knowledge of any facts that could give rise to any actions, suits or claims;

                           (iii)    All contributions required to be made to the
Pease Benefit Plans pursuant to their terms and provisions have been made timely;

                           (iv)     As to any Pease Benefit Plan subject to
Title IV of ERISA, there has been no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA has occurred, no notice of intent to terminate the Pease Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Pease Benefit Plan, and no liability to the Pension Benefit Guaranty Corporation or to the Plan has been incurred;

                           (v)      Neither Pease nor any party in interest (as
such term is defined in ERISA Section 3(14)) nor any disqualified person has engaged in any prohibited transaction within the meaning of ERISA Section 406 or Code Section 4975 that would subject Pease to any liability; and

                           (vi)     The consummation of the transactions
contemplated by this Agreement will not give rise to any acceleration of vesting of payments or options, the acceleration of the time of making any payments, or the making of any payments, which in the aggregate would result in an "excess parachute payment" within the meaning of Section 280G of the Code and the imposition of the excise under Section 4999 of the Code.

                  (c) Except as set forth in Schedule 3.08(c) to the Pease Disclosure Schedule, neither Pease nor any member of its ERISA Group, including, without limitation, any of its subsidiaries, is or has ever been a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by Pease or any of its subsidiaries. There is no pending or threatened labor dispute, strike or work stoppage against Pease or any of its subsidiaries which may interfere with the respective business activities of Pease or any of its subsidiaries. None of Pease, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of Pease or its subsidiaries, and there is no pending or threatened charge or complaint against Pease or any of its subsidiaries by the National Labor Relations Board or any comparable state agency.

                  (d) Except as disclosed in Schedule 3.08(d) to the Pease Disclosure Schedule and as contemplated by this Agreement, neither Pease nor any of its subsidiaries is a party to or is bound by any severance agreements, programs or policies. Schedule 3.08(d) to the Pease Disclosure Schedule sets forth, and Pease has made available to Carpatsky true and correct copies of, all employment agreements with officers or Pease or its subsidiaries; all agreements with consultants of Pease or its subsidiaries obligating Pease or any subsidiary to make annual cash payments in an amount exceeding $25,000; all non-competition agreements with Pease or a subsidiary executed by officers of Pease; and all plans, programs, agreements and other arrangements of Pease or its subsidiaries with or relating to its directors.

                  (e) Except as provided in Schedule 3.08(e) to the Pease Disclosure Schedule, (x) no Pease Benefit Plan provides retiree medical or retiree life insurance benefits to any person and (y) neither Pease nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code and each such Pease Benefit Plan or arrangement may be amended or terminated by Pease or its subsidiaries at any time without liability.

                  (f) Except as set forth in Schedule 3.08(f) to the Pease Disclosure Schedule, neither Pease nor any member of its ERISA Group including, without limitation, any of its subsidiaries, contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to or has any secondary liability under ERISA Section 4204 to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (g) Except as contemplated by this Agreement or as set forth in Schedule 3.08(g), Pease has not amended, or taken any actions with respect to, any of the Pease Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.08(d) of this Agreement since December 31, 1998.

                  (h) With respect to each Pease Benefit Plan that is a "group health plan" within the meaning of Section 5000(b) of the Code, each such Pease Benefit Plan complies and has complied with the requirements of Part 6 of Title I of ERISA and Sections 4980B and 5000 of the Code, except where the failure to so comply would not have a Pease Material Adverse Effect.

         SECTION 3.09 Taxes. Except as set forth in the Pease SEC Reports or as otherwise set forth in the Pease Disclosure Schedule and except as would not, individually or in the aggregate, have a Pease Material Adverse Effect, (i) all Pease Tax Returns required to be filed with any taxing authority by, or with respect to, Pease have been filed in accordance with all applicable laws; (ii) Pease has timely paid all Taxes shown as due and payable on Pease Tax Returns that have been so filed, and, as of the time of filing, Pease Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Pease and its subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Pease Balance Sheet); (iii) Pease and its subsidiaries have made provision for all Taxes payable by Pease and its subsidiaries for which no Pease Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to Pease and its subsidiaries reflected on the Pease Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Pease or any of its subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; and (vi) to the best of Pease's knowledge and belief, neither Pease nor any of its subsidiaries is liable for any Tax imposed on any entity other than such Person.

         SECTION 3.10 Certain Business Practices. None of Pease, any of its subsidiaries, including Acquisition Corp., or any directors, officers, agents or employees of Pease or any of its subsidiaries has used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any other unlawful payment.

         SECTION 3.11 Environmental Matters.

                  (a) Except as set forth in the Pease SEC Reports filed prior to the date hereof and with such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Pease Material Adverse Effect, (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Pease or any of its subsidiaries, threatened by any Person against, Pease or any of its subsidiaries, and no penalty has been assessed against Pease or any of its subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) Pease and its subsidiaries are and have been in compliance with all Environmental Laws; (iii) there are no liabilities of or relating to Pease or any of its subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability; and (iv) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which Pease has knowledge in relation to the current or prior business of Pease or any of its subsidiaries or any property or facility now or previously owned, leased or operated by Pease or any of its subsidiaries which has not been delivered to Carpatsky at least five days prior to the date hereof.

                  (b) For purposes of this Agreement, the following terms shall be defined as follows:

                           (i)      "Environmental Laws" shall mean any and all
laws, statutes, ordinances, rules, regulations or orders of any Governmental Authority pertaining to pollution, health, safety, or the environment, including, without limitation, the Clean Air Act, the Comprehensive Environmental, Response, Compensation, and Liability Act ("CERCLA"), the Clean Water Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Emergency Planning and Community Right-To- Know Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Oil Pollution Act, all as amended, any state laws implementing the foregoing federal laws, any state laws pertaining to, health, safety and waste management including, without limitation, the handling of asbestos, medical waste or disposable products, hydrocarbon products, PCBs or other Hazardous Materials or processing or disposing of wastes or the use, maintenance and closure of pits and impoundments, all other federal, provincial, state or local environmental conservation or protection and health and safety laws, domestic and foreign, and any common law creating liability for environmental conditions. Environmental Laws shall include, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, guidelines, obligations, schedules and timetables contained in Environmental Laws or contained in any regulation, plan, code, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder

                           (ii)     "Hazardous Materials" shall mean any
materials that are regulated by or form the basis of liability under Environmental Laws, and include, without limitation, asbestos, wastes, including, without limitation, medical wastes or disposable products, hazardous substances, pollutants or contaminants, hazardous or solid wastes, hazardous constituents, hazardous materials, toxic substances, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas)

         SECTION 3.12 Vote Required. The only vote of the holders of any class or series of Pease capital stock necessary to authorize restatement and amendment to Pease's articles of incorporation in the form of Exhibit B-4 (the "Amended and Restated Articles of Pease") is the affirmative vote of the holders of at least a majority of the outstanding shares of Pease Common Stock. The Merger and this Agreement do not require the approval of any class or series of Pease capital stock.

         SECTION 3.13 Brokers. Except as set forth in Schedule 3.13 to the Pease Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pease. Prior to the date of this Agreement, Pease has made available to Carpatsky a complete and correct copy of all agreements referenced in Schedule 3.13 to the Pease Disclosure Schedule pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

         SECTION 3.14 Certain Contracts and Restrictions. Other than agreements, contracts or commitments listed elsewhere in the Pease Disclosure Schedule,
Schedule 3.14 to the Pease Disclosure Schedule lists, as of the date hereof, each agreement, contract or commitment (including any amendments thereto) to which Pease or any of its subsidiaries is a party or by which Pease or any of its subsidiaries is bound (i) involving consideration during the next twelve months in excess of $10,000 or (ii) which is otherwise material to the assets, liabilities, financial condition, results of operations or current or future business of Pease and its subsidiaries, taken as a whole. As of the date of this Agreement and except as indicated on the Pease Disclosure Schedule, (i) Pease has fully complied with all material terms and conditions of all agreements, contracts and commitments listed in the Pease Disclosure Schedule and all such agreements, contracts and commitments are in full force and effect, (ii) Pease has no knowledge of any defaults thereunder or any cancellations or modifications thereof, and (iii) such agreements, contracts and commitments are not subject to any memorandum or other written document or understanding permitting cancellation.

         SECTION 3.15 Futures Trading and Fixed Price Exposure. None of Pease or any of its subsidiaries is presently engaged in any futures or options trading or is a party to any price, interest rate or currency swaps, hedges, futures or other derivative instruments.

         SECTION 3.16 Opinion of Financial Advisor. Pease has received the opinion of Houlihan Smith & Company, Inc., to the effect that, as of the date of such opinion, the Merger is fair from a financial point of view to the holders of Pease Common Stock, and as of the date hereof, such opinion has not been withdrawn.

         SECTION 3.17 Information Supplied. Without limiting any of the representations and warranties contained herein, the representations and warranties of Pease contained in this Agreement and the information set forth in the Pease Disclosure Schedule is complete and accurate and does not contain any untrue statement of material fact, or omit a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

         SECTION 3.18 Absence of Certain Changes or Events. Except as disclosed in the Pease Disclosure Schedule or as contemplated by this Agreement or as set forth in Schedule 3.18 to the Pease Disclosure Schedule, since December 31, 1999, each of Pease and its subsidiaries has conducted its business in the ordinary course of business consistent with past practice. Except as disclosed in Schedule 3.18 to the Pease Disclosure Schedule, since December 31, 1999, there has not been (i) any event, change, or effect (including the occurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a Pease Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Pease or any redemption, purchase or other acquisition by Pease of any of Pease's securities; (iii) any revaluation by Pease of its assets, including the writing down of the value of inventory or the writing down or off of its proven reserves or notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (iv) any change by Pease in accounting principles or methods, except insofar as may be required by a change in U.S. generally accepted accounting principles; (v) a fundamental change in the nature of Pease's business; or (vi) a Pease Material Adverse Effect.

         SECTION 3.19 Permits; Compliance. Each of Pease and its subsidiaries is in possession of all franchises, grants, authorizations, leases, agreements, licenses, permits, easements, variances, exemptions, consents, registrations, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Pease Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of Pease, threatened regarding suspension or cancellation of any of the Pease Permits, except where the failure to possess, or the suspension or cancellation of, such Pease Permits would not have a Pease Material Adverse Effect. Except as set forth in Schedule 3.19 to the Pease Disclosure Schedule, Pease has not received from any Governmental Authority any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that would not have a Pease Material Adverse Effect.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF CARPATSKY

         Carpatsky hereby represents and warrants to Pease that:

         SECTION 4.01 Organization and Qualifications; Subsidiaries. Each of Carpatsky and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and Carpatsky's Representative Office in the Republic of Ukraine ("Representative Office") is duly organized, validly existing and in good standing under the current laws of the Republic of Ukraine ("Ukraine") and each has all requisite legal power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Carpatsky Material Adverse Effect. The term "Carpatsky Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations or current or future business of Carpatsky and its subsidiaries taken as a whole. Except as set forth in Schedule 4.01 to the disclosure schedule delivered to Pease by Carpatsky and which is attached hereto and is made a part hereof (the "Carpatsky

Disclosure Schedule"), Carpatsky does not own, directly or indirectly, any subsidiaries and Carpatsky does not own an equity interest in any other partnership or joint venture arrangement or other business entity that is material to the assets, liabilities, financial condition, results of operations or current or future business of Carpatsky and its subsidiaries, taken as a whole.

         SECTION 4.02 Charter and Bylaws. Carpatsky has heretofore furnished to Pease a complete and correct copy of the certificate of incorporation and bylaws or the equivalent organizational documents as presently in effect of Carpatsky and each of its subsidiaries and for the Representative Office. Carpatsky and its subsidiaries are not in violation of any of the provisions of their respective charters or any material provision of their respective bylaws.

         SECTION 4.03 Capitalization.

                  (a) The authorized capital stock of Carpatsky consists of an unlimited number of shares of Carpatsky Common Stock, of which 77,728,263 shares are issued and outstanding and an unlimited number of shares of Carpatsky Preferred Stock, of which 95,450,000 shares are issued and outstanding. Except as set forth in Schedule 4.03(a), there are no shares liable for future issuance pursuant to outstanding stock options (the "Carpatsky Options") and warrants ("Carpatsky Warrants") or any other purpose. Each of the outstanding shares of capital stock of, or other equity interests in, Carpatsky and its subsidiaries is duly authorized, validly issued, and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to) any preemptive or similar rights created by statue, the charter or bylaws (or the equivalent organizational documents) of Carpatsky and its subsidiaries, or any agreement to which Carpatsky and its subsidiaries is a party or bound, and such outstanding shares or other equity interests owned by Carpatsky and its subsidiaries are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on Carpatsky's or its subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

                  (b) Except as set forth in Schedule 4.03(b)(i) to the Carpatsky Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Carpatsky is a party relating to the issued or unissued capital stock of Carpatsky or obligating Carpatsky to grant, issue or sell any shares of the capital stock of Carpatsky, by sale, leases, license or otherwise. Except as set forth in Schedule 4.03(b)(ii) to the Carpatsky Disclosure Schedule, there are no obligations, contingent or otherwise, of Carpatsky to (i) repurchase, redeem or otherwise acquire any shares of Carpatsky Common Stock or other capital stock of Carpatsky; or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of any other person. Except as described in Schedule 4.03(b)(iii) to the Carpatsky Disclosure Schedule, Carpatsky (x) does not directly or indirectly own, (y) has not agreed to purchase or otherwise acquire or (z) does not holds any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity. Except as set forth in Schedule 4.03(b)(iv) to the Carpatsky Disclosure Schedule, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings or calculated in accordance therewith, of Carpatsky or any of its subsidiaries. Except as set forth in Schedule 4.03(b)(v), there are no voting trusts, proxies or other agreements or understanding to which Carpatsky is a party or by which Carpatsky is bound with respect to the voting of any shares of capital stock of Carpatsky.

                  (c) Carpatsky has made available to Pease complete and correct copies of (i) the forms of the Carpatsky Options including all amendments thereto and (ii) all warrants that are not in the form specified under clause
(i) above. Schedule 4.03(c) to the Carpatsky Disclosure Schedule sets forth a complete and correct list of all outstanding warrants and options, restricted stock or any other stock awards (the "Carpatsky Stock Awards") setting forth as of the date hereof (i) the number of type of Carpatsky Stock Awards, (ii) the exercise price of each outstanding stock option or warrants, and (iii) the number of stock options and warrants presently exercisable.

         SECTION 4.04 Authority. Carpatsky has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the Continuance and Merger, the adoption of this Agreement by the stockholders of Carpatsky as described in Section 4.12 hereof). The execution and delivery of this Agreement by Carpatsky and the consummation by Carpatsky of the transactions contemplated hereby had been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Carpatsky are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the approval and adoption of this Agreement, the Continuance, the Merger, the approval thereof by the holders of Carpatsky Common Stock and Carpatsky Preferred Stock as described in Section 4.12). This Agreement has been duly executed and delivered by Carpatsky and, assuming the due authorization, execution and delivery thereof by Pease, constitutes the legal, valid and binding obligation of Carpatsky enforceable against Carpatsky in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 4.05  No Conflict: Required Filings and Consents.

                  (a) Except as set forth in Schedule 4.05 to the Carpatsky Disclosure Schedule, the execution and delivery of this Agreement by Carpatsky does not, and the consummation of the transaction contemplated hereby will not
(i) conflict with or violate the certificate of incorporation or bylaws, or the equivalent organizational documents, in each case as amended or restated, of Carpatsky, (ii) conflict with or violate any Laws applicable to Carpatsky or by which any of their properties are bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Carpatsky pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Carpatsky is, or upon consummation of the Continuance, will be a party or by or to which Carpatsky or any of its respective properties is, or upon consummation of the Continuance, will be bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payments obligations or liens or encumbrances described in clause (iii) that would not have a Carpatsky Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by Carpatsky does not, and consummation of the transactions contemplated hereby will not, require Carpatsky to obtain any consent, re-registration, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Authority, except for filing (A) preliminary and definitive proxy materials and a registration statement on Form S-4 under applicable Canadian Laws and the Securities Act, (B) appropriate documents as required under Delaware Law and Canadian Law in connection with the Continuance in Delaware, (C) appropriate merger documents as required by Delaware Law and
(D) appropriate documents as required under the laws of Ukraine; and where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, materially interfere with Carpatsky's performance of its obligations under this Agreement and would not have a Carpatsky Material Adverse Effect.

         SECTION 4.06 Permits; Compliance. Each of Carpatsky and its subsidiaries is in possession of all franchises, grants, authorizations, leases, agreements, licenses, permits, easements, variances, exemptions, consents, registrations, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Carpatsky Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of Carpatsky, threatened regarding suspension or cancellation of any of the Carpatsky Permits, except where the failure to possess, or the suspension or cancellation of, such Carpatsky Permits would not have a Carpatsky Material Adverse Effect. Except as set forth in
Schedule 4.06 to the Carpatsky Disclosure Schedule, Carpatsky has not received from any Governmental Authority any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that would not have a Carpatsky Material Adverse Effect.

         SECTION 4.07 Financial Statements. Carpatsky's audited consolidated financial statements (including the related notes thereto) for the year ended December 31, 1999 and for the three month period ended March 31, 2000 (i) have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in U.S. generally accepted accounting principles and
(B) as may be indicated in the notes thereto) and (ii) except as set forth in
Schedule 4.07(ii), fairly present the consolidated financial position of Carpatsky as of the respective dates thereof and the result of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial information contained in such financial statements is not necessarily indicative of the consolidated financial position of Carpatsky as of the respective dates thereof and the results of operations and cash flows for the periods indicated.

         SECTION 4.08 Absence of Certain Changes or Events. Except as disclosed in the Carpatsky Disclosure Schedule or as contemplated by this Agreement or as set forth in Schedule 4.08 to the Carpatsky Disclosure Schedule, since December 31, 1999, each of Carpatsky and its subsidiaries, including the Representative Office, has conducted its business in the ordinary course of business consistent with past practice. Except as disclosed in Schedule 4.08 to the Carpatsky Disclosure Schedule, since December 31, 1999, there has not been (i) any event, change, or effect (including the occurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a Carpatsky Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Carpatsky or any redemption, purchase or other acquisition by Carpatsky of any of Carpatsky's securities; (iii) any revaluation by Carpatsky of its assets, including the writing down of the value of inventory or the writing down or off of its proven reserves or notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (iv) any change by Carpatsky in accounting principles or methods, except insofar as may be required by a change in U.S. generally accepted accounting principles; (v) a fundamental change in the nature of Carpatsky's business; or (vi) a Carpatsky Material Adverse Effect.

         SECTION 4.09 Absence of Litigation. Except as set forth in Schedule
4.09 to the Carpatsky Disclosure Schedule, there is no claim, suit, litigation, proceeding, arbitration or, to the knowledge of Carpatsky, investigation of any kind, at law or in equity (including actions or proceedings against Carpatsky, its subsidiaries or any of their respective properties (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not have a Carpatsky Material Adverse Effect), and neither Carpatsky nor any of its subsidiaries are subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Carpatsky, continuing investigation by, any Governmental Authority, or any judgment, order, writ, injunction, decree or award of any Government Authority or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that would not have a Carpatsky Material Adverse Effect.

         SECTION 4.10 Tax Matters. Neither Carpatsky nor, to the knowledge of Carpatsky, any of its affiliates has taken or agreed to take any action that would prevent the Continuance and the Merger from constituting tax-free reorganizations qualifying under relevant provisions of the Code.

         SECTION 4.11 Taxes. Except as set forth in the Carpatsky Reports or as otherwise set forth in the Carpatsky Disclosure Schedule and except as would not, individually or in the aggregate, have a Carpatsky Material Adverse Effect,
(i) all Carpatsky Tax Returns required to be filed with any taxing authority by, or with respect to, Carpatsky have been filed in accordance with all applicable laws; (ii) Carpatsky has timely paid all Taxes shown as due and payable on Carpatsky Tax Returns that have been so filed, and, as of the time of filing, Carpatsky Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Carpatsky and its subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Carpatsky Balance Sheet); (iii) Carpatsky and its subsidiaries have made provision for all Taxes payable by Carpatsky and its subsidiaries for which no Carpatsky Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to Carpatsky and its subsidiaries reflected on the Carpatsky Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Carpatsky or any of its subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; and (vi) to the best of Carpatsky's knowledge and belief, neither Carpatsky nor any of its subsidiaries is liable for any Tax imposed on any entity other than such Person.

         SECTION 4.12 Vote Required. The affirmative vote of the holders (present in person or by proxy at the special meeting of stockholders to be called for the purpose of approving the transactions contemplated herein) of at least (i) two-thirds of the issued and outstanding shares of Carpatsky Common Stock and Carpatsky Preferred Stock, voting together as a class, is required to approve the Continuance and (ii) a majority of the issued and outstanding shares of Carpatsky Common Stock and Carpatsky Preferred Stock, voting together as a class, is required to approve the Merger.

         SECTION 4.13 Brokers. Except as set forth in Schedule 4.13 of the Carpatsky Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Carpatsky. Prior to the date of this Agreement, Carpatsky has made available to Pease a complete and correct copy of all agreements referenced in Schedule 4.13 pursuant to which any such firm will be entitled to any payment related to the transactions contemplated by this Agreement.

         SECTION 4.14 Information Supplied. Without limiting any of the representations and warranties contained herein, no representation or warranty of Carpatsky and no statement by Carpatsky or other information contained in or documents referred to in the Carpatsky Disclosure Schedule, as of the date of such representation, warranty, statement or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

         SECTION 4.15 Employee Benefit Plans; Labor Matters.

                  (a) Except as set forth in Schedule 4.15(a) to the Carpatsky Disclosure Schedule, Carpatsky does not maintain nor has it contributed during the past five years to any employee benefit plan (as such term is defined in ERISA Section 3(s)) or with respect to which Carpatsky or any member of its ERISA Group would incur liability under Sections 4065, 4069, 4212 (c) or 4204 of ERISA, or any analogous federal or provincial law of Canada, and any other retirement, pension, stock option, stock application rights, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice or arrangement, whether written or unwritten, whether or not legally binding (collectively, the "Carpatsky Benefit Plans"). As of the date of this Agreement, except as would not have a Carpatsky Material Adverse Effect, the material Carpatsky Benefit Plans maintained by Carpatsky, or any member of its ERISA Group, or with respect to which Carpatsky has or may have a liability are in substantial compliance with applicable laws. Schedule 4.15(a) sets forth a list of all Carpatsky Plans, true and complete copies of which have been furnished to Pease.

                  (b) With respect to the Carpatsky Plans, no event has occurred and, to the knowledge of Carpatsky, there exists no condition or set of circumstances, in connection with which Carpatsky or any member of its ERISA Group could be subject to any liability under the terms of such Carpatsky Plans or other applicable Law which would have a Carpatsky Material Adverse Effect.

                  (c) Except as otherwise set forth on Schedule 4.15(c) to the Carpatsky Disclosure Schedule, neither Carpatsky nor any member of its ERISA Group contributes to or has an obligation to contribute to, and has not within five years prior to the date of this Agreement contributed to or had an obligation to contribute to or has any secondary liability to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (d) Neither Carpatsky nor any member of its ERISA Group, is or has ever been a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by Carpatsky. There is no pending or threatened labor dispute, strike or work stoppage against Carpatsky or any of its subsidiaries which may interfere with the business activities of Carpatsky. None of Carpatsky or any of its representatives or employees has committed any unfair labor practices in connection with the operation of the business of Carpatsky, and there is no pending or threatened charge or complaint against Carpatsky by any governmental authority.

                  (e) With respect to each Carpatsky Benefit Plan that is a "group health plan" as defined in Section 5000(b) of the Code, each such Carpatsky Benefit Plan complies and has complied with the requirements of applicable laws, except where the failure to so comply would not have a Carpatsky Material Adverse Effect.

                  (f) Except as disclosed in Schedule 4.15(f), through the date of this Agreement, Carpatsky and its subsidiaries are not obligated nor responsible for benefit plans, pensions, employee taxes, employer's taxes or similar obligations with respect to citizens or residents of Ukraine who may be employed, directly or indirectly, by any subsidiary of Carpatsky, Ukrcarpatoil or the Representative Office.

         SECTION 4.16 Certain Business Practices. None of Carpatsky, its subsidiaries and its Representative Office or any directors, offices, agents or employees of any of them has used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns.

         SECTION 4.17 Environmental Matters. Except as set forth in the Carpatsky Reports filed prior to the date hereof and with such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Carpatsky Material Adverse Effect, (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Carpatsky or any of its subsidiaries, threatened by any Person against, Carpatsky or any of its subsidiaries, and no penalty has been assessed against Carpatsky or any of its subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) Carpatsky and its subsidiaries are and have been in compliance with all Environmental Laws; (iii) there are no liabilities of or relating to Carpatsky or any of its subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability; and (iv) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which Carpatsky has knowledge in relation to the current or prior business of Carpatsky or any of its subsidiaries or any property or facility now or previously owned, leased or operated by Carpatsky or any of its subsidiaries which has not been delivered to Pease at least five days prior to the date hereof.

         SECTION 4.18 Certain Contracts and Restrictions. Other than agreements, contracts or commitments listed elsewhere in the Carpatsky Disclosure Schedule,
Schedule 4.18 to the Carpatsky Disclosure Schedule lists, as of the date hereof, each agreement, contract or commitment (including any amendments thereto) to which Carpatsky is a party or by which Carpatsky is bound involving consideration during the next twelve months in excess of $10,000 or which is otherwise material to the assets, liabilities, financial condition, results of operations or current or future business of Carpatsky and its subsidiaries, taken as a whole. As of the date of this Agreement and except as indicated on the Carpatsky Disclosure Schedule, (i) Carpatsky and its subsidiaries each has fully complied with all material terms and conditions of all agreements, contracts and commitments that will be listed in the Carpatsky Disclosure Schedule and all such agreements, contracts and commitments are in full force and effect, Carpatsky has no knowledge of any defaults thereunder or any cancellations or modifications thereof, and such agreements, contracts and commitments are not subject to any memorandum or other written document or understanding permitting cancellation.

         SECTION 4.19 Futures Trading and Fixed Price Exposure. Neither Carpatsky nor any of its subsidiaries is presently engaged in any futures or options trading nor are they party to any price, interest rate or currency swaps, hedges, futures or other derivative instruments.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.01 Affirmative Covenants of Pease. Pease hereby covenants and agrees that, at or prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Carpatsky, Pease will and will cause its subsidiaries to:

                  (a) Use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and employees and maintain its relationships with its material customers and suppliers;

                  (b) maintain and keep its material properties and assets in as good repair and conditions as at present, ordinary wear and tear excepted;

                  (c) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                  (d) furnish to Carpatsky the most recent reserve report regarding Pease's interests in its oil and gas properties prepared by Netherland, Sewell & Associates, Inc. in accordance with Reg. S-X;

                  (e) take all such steps as are commercially reasonable in order to consummate the Exchange and the Merger and all other transactions contemplated hereby, including, without limitation, securing all requisite consents thereto; and

                  (f) operate its business in all material respects in the usual and ordinary course.

         SECTION 5.02 Negative Covenants of Pease. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Carpatsky, from the date of this Agreement until the Effective Time, Pease will not do, and will not permit any of its subsidiaries to do, any of the foregoing:

                  (a) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly owned subsidiary of Pease to Pease or another wholly owned subsidiary of Pease;

                  (b) except as contemplated by this Agreement or as described in Schedule 3.03(b)(ii) to the Pease Disclosure Schedule, (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than pursuant to the Exchange or any such acquisitions directly from any wholly owned subsidiary of Pease in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options in accordance with their terms); effect any reorganization or recapitalization (other than the Exchange); or split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

                  (c) except as described in Schedule 3.03(b)(i) to the Pease Disclosure Schedule or as contemplated by the Exchange and this Agreement, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted pursuant to Sections 2.01(a), 2.01(b) and 2.01(e) of this Agreement or for the issuance of shares upon the exercise of outstanding stock options or the vesting of restricted stock in accordance with the terms of outstanding Pease Stock Awards); amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or take any action to accelerate the exercisability of stock options;

                  (d) except as contemplated by this Agreement, acquire or agree to acquire, by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                  (e) except as disclosed in Schedule 5.02(e) to the Pease Disclosure Schedule, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for the sale of inventory or other dispositions in the ordinary course;

                  (f) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of Pease or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by Pease or any of Pease's subsidiaries to take any such action, and Pease shall promptly notify Carpatsky of all relevant terms of any such inquiries and proposals received by Pease or any of its subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, Pease shall promptly deliver or cause to be delivered to Carpatsky a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement, including, without limitation, the Exchange) involving a party hereto or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of a party hereto and its subsidiaries, taken as a whole, (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of a party hereto or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person (other than stockholders as of the date of this Agreement) having acquired beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of a party hereto; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing;

                  (g) except as contemplated by this Agreement, adopt or propose to adopt any amendments to its articles of incorporation or bylaws, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

                  (h) (A) change any of its methods of accounting in effect at December 31, 1999, or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $10,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1998, except in each case, as may be required by Law or generally accepted accounting principles;

                  (i) incur any obligations for borrowed money or purchase money indebtedness or guarantee, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and in no event in excess of $10,000 in the aggregate;

                  (j) enter into any material arrangement, agreement or contract with any third party which provides for an exclusive arrangement with that third party or is substantially more restrictive on Pease or substantially less advantageous to Pease than arrangements, agreements or contracts existing on the date hereof;

                  (k) take any action, other than actions required by this Agreement, which would result in a failure to maintain the registration of the Pease Common Stock under the Exchange Act;

                  (l) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Pease or any of its subsidiaries;

                  (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected on, or reserved against in, or contemplated by, the financial statements (or the notes thereto) of Pease and its subsidiaries, (y) incurred in the ordinary course of business consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

                  (n) knowingly take, or agree to commit to take, any action that would make any representation or warranty of Pease contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

                  (o) other than between or among wholly-owned subsidiaries of Pease which remain wholly-owned or between Pease and its wholly-owned subsidiaries which remain wholly- owned, neither Pease nor any of its subsidiaries will engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Pease's affiliates, including, without limitation, any transactions, agreements, arrangements or understanding with any affiliate or other person covered under
Item 404 of Regulation S-K promulgated under the Securities Act, other than pursuant to such agreement, arrangements or understandings existing on the date of this Agreement (which are set forth on Schedule 5.02(o) of the Pease Disclosure Schedule) or as disclosed in writing to Carpatsky on the date hereof or which are contemplated under this Agreement; provided, that Pease provides Carpatsky with all information concerning any such agreement, arrangement or understanding that Carpatsky may reasonably request;

                  (p) agree to or approve any commitment, including any authorization for expenditure or agreement to acquire property, obligating Pease for an amount in excess of $100,000, other than for authorizations for expenditure involving Pease oil field operations which are made pursuant to existing agreements or are otherwise effected in the ordinary course or in order that Pease conduct its operations in a prudent manner consistent with industry standards;

                  (q) engage in any futures or options trading or be a party to any price or currency swaps, hedges, futures or derivative instruments; or

                  (r) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.03 Affirmative Covenants of Carpatsky. Carpatsky hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Pease, Carpatsky will:

                  (a) furnish to Pease the most recent reserve report regarding Carpatsky's interests in oil and gas properties in the Republic of the Ukraine prepared by Ryder Scott Company Petroleum Engineers;

                  (b) operate its business in all material respects in the usual and ordinary course;

                  (c) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises and maintain its relationships with its material customers, suppliers, partners and joint enterprise shareholders;

                  (d) use all commercially reasonable efforts to maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice;

                  (e) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained; and

                  (f) take all such steps as are commercially reasonable in order to consummate the Continuance and the Merger and all other transactions contemplated hereby, including, without limitation, securing all requisite consents thereto.

         SECTION 5.04 Negative Covenants of Carpatsky. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Pease, from the date of this Agreement until the Effective Time, Carpatsky will not do or permit any of its subsidiaries to do any of the following:

                  (a) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

                  (b) (A) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or any such securities or obligations (except in connection with the exercise of outstanding stock options in accordance with their terms); (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

                  (c) except as contemplated by this Agreement, (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted pursuant to Sections 2.01(a), 2.01(b) and 2.01(e) of this Agreement or for the issuance of shares upon the exercise of outstanding stock options or the vesting of restricted stock in accordance with the terms of outstanding Carpatsky Stock Awards); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) take any action to accelerate the exercisability of stock options;

                  (d) acquire or agree to acquire, by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than pursuant to this Agreement or for the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                  (e) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets;

                  (f) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of Carpatsky or any investment banker, financial advisor, attorney, accountant or other representative retained by Carpatsky to take any such action, and Carpatsky shall promptly notify Pease of all relevant terms of any such inquiries and proposals received by Carpatsky or any of its subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, Carpatsky shall promptly deliver or cause to be delivered to Pease a copy of such inquiry or proposal;

                  (g) adopt or propose to adopt any amendments to its certificate of incorporation or bylaws, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

                  (h) (A) except for changing its fiscal year end in connection with the Merger to December 31 in each year and, as a result of the Continuance becoming subject to U.S. generally accepted accounting principles, change any of its methods of accounting in effect at December 31, 1999 or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $10,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the its income tax returns for the taxable year ended June 30, 1999, except in each case, as may be required by Law or U.S. or Canadian generally accepted accounting principles;

                  (i) incur any obligations for borrowed money or purchase money indebtedness or guarantee, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and in no event in excess of $10,000 in the aggregate;

                  (j) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Carpatsky;

                  (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected on, or reserved against in, or contemplated by, the financial statements (or the notes thereto) of Carpatsky,
(y) incurred in the ordinary course of business consistent with past practice or
(z) which are legally required to be paid, discharged or satisfied;

                  (l) knowingly take, or agree to commit to take, any action that would make any representation or warranty of Carpatsky contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

                  (m) Except to the extent described in Schedule 5.04(m), Carpatsky will not engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Carpatsky's affiliates, including, without limitation, any transactions, agreements, arrangements or understanding with any affiliate or other person covered under
Item 404 of Regulation S-K promulgated under the Securities Act, other than pursuant to such agreement, arrangements or understandings existing on the date of this Agreement (which are set forth on Section 5.04(m) of the Carpatsky Disclosure Schedule) or as disclosed in writing to Pease on the date hereof or which are contemplated under this Agreement; provided, that Carpatsky provides Pease with all information concerning any such agreement, arrangement or understanding that Pease may reasonably request;

                  (n) engage in any futures or options trading or be a party to any price or currency swaps, hedges, futures or derivative instruments; or

                  (o) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.05 Access and Information.

                  (a) Pease shall, and shall cause its subsidiaries to, (i) afford Carpatsky and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Carpatsky Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of Pease and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Carpatsky and the Carpatsky Representatives such information concerning the business, properties, contracts, records and personnel of Pease and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Carpatsky or such Representatives.

                  (b) Carpatsky shall, and shall cause its subsidiaries to, (i) afford to Pease and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Pease Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of Carpatsky and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Pease and Pease Representatives such information concerning the business, properties, contracts, records and personnel of Carpatsky and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Pease or such Representatives.

                  (c) Notwithstanding the foregoing provisions of this Section 5.05, neither party shall be required to grant access or furnish information to the other party to the extent that such access to or the furnishing of such information is prohibited by Law. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are herein contained and each such representation and warranty shall survive such investigation.

                  (d) The information received pursuant to Section 5.05(a) and
(b) by either party hereto (the "Recipient") shall be deemed to be "confidential information" and may not be publically disclosed except pursuant to express written permission by the other party hereto (the "Informant") or valid court or investigative order unless such information is already in the public domain or in the possession of the Recipient and such disclosure and was not obtained in breach of any duty owed by the Informant.

         SECTION 5.06 The Exchange. Pease will use its commercially reasonable efforts to cause the holders of its Preferred Stock to exchange such Preferred Stock for an aggregate of 8,865,665 shares of Common Stock pursuant to the Exchange Agreement attached as Exhibit A (the "Exchange") on or prior to the Closing Date.

         SECTION 5.07 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Constituent Entities, any deeds, bills of sale, assignments or assurances, and to take and do, in the name and on behalf of the Constituent Entities, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Constituent Entities to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.01 Meetings of Stockholders.

                  (a) Pease shall, promptly after the effectiveness of the Form S-4, take all actions necessary in accordance with Nevada Law and its articles of incorporation and bylaws to convene a special meeting of Pease's stockholders to approve the Amended and Restated Articles of Pease (the "Amendment") and to elect the directors listed in Schedule 1.06 (the "Pease Stockholders Meeting"), and Pease shall consult with Carpatsky in connection therewith. Pease shall use its reasonable efforts to solicit from stockholders of Pease proxies in favor of the approval and adoption of the Amendment and the election of directors and to secure the vote of stockholders required by Nevada Law, its articles of incorporation and bylaws to approve and adopt the Amendment, the election of directors and to otherwise satisfy the closing conditions set forth in Sections
7.01 and 7.02.

                  (b) Carpatsky shall, promptly after the effectiveness of the Form S-4, take all action necessary in accordance with Delaware and Canadian Law and its charter and bylaws to convene a special meeting of Carpatsky's shareholders to (i) approve the Continuance and (ii) act on this Agreement (the "Carpatsky Stockholders Meeting"). Carpatsky shall recommend approval of the Continuance of Carpatsky in Delaware and the approval and adoption of this Agreement and the Merger and shall use its reasonable efforts to solicit from shareholders of Carpatsky proxies in favor of the approval and adoption of the Continuance, the Merger and this Agreement and to secure the vote of shareholders required by Canadian and Delaware Law and its charter and bylaws to approve and adopt the Continuance, the Merger, this Agreement and the transactions contemplated hereby.

         SECTION 6.02 Registration Statement.

                  (a) As promptly as practicable after the execution of this Agreement, Carpatsky and Pease shall amend the Form S-4 previously filed by Pease, including a proxy statement and management information circular for stockholders of Pease and Carpatsky in connection with the transactions contemplated by this Agreement and a prospectus for the issuance by Pease of the Pease Common Stock (the "Proxy Statement/Prospectus"). In connection with the preparation and filing of the Proxy Statement/Prospectus, Carpatsky shall reconcile its financial statements in accordance with U.S. generally accepted accounting principles and the provisions of Reg. S-X and shall change its fiscal year end to December 31 for all fiscal years ending after June 30, 1999. Each of Carpatsky and Pease shall use its commercially reasonable efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Pease Common Stock and Pease Preferred Stock in the Conversion and the Merger. Each of Carpatsky and Pease shall furnish to the other all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Form S-4 shall have been declared effective by the SEC, Pease shall mail the Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the Pease Stockholders Meeting and to the stockholders of Carpatsky entitled to notice of and to vote at the Carpatsky Stockholders Meeting. The Proxy Statement/Prospectus shall include the recommendation of Pease's Board of Directors in favor of the Amendment and approval and adoption of this Agreement and the Merger. The Proxy Statement/Prospectus shall also be filed as a management information circular in the principal review jurisdiction of Carpatsky in Canada. The Proxy Statement/Prospectus shall include the recommendation of Carpatsky's Board of Directors that shareholders vote in favor of approval of the Continuance, and that shareholders vote to approve and adopt the Merger and this Agreement.

                  (b) The information supplied by Pease for inclusion in the Form S-4 shall not, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Pease and Carpatsky, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Pease or any of its affiliates, or its or their respective officers or directors, is discovered by Pease that should be set forth in a supplement to the Proxy Statement/Prospectus, Pease shall promptly inform Carpatsky thereof in writing. All documents that Pease is responsible for filing with the SEC in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act, the rules and regulations thereunder, the Exchange Act and the rules and regulations thereunder, and applicable Canadian securities laws and regulations.

                  (c) The information supplied by Carpatsky for inclusion in the Form S-4 shall not, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Pease and Carpatsky, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Carpatsky or any of its affiliates, or to their respective officers or directors, is discovered by Carpatsky that should be set forth in a supplement to the Proxy Statement/Prospectus, Carpatsky shall promptly inform Pease thereof in writing.

         SECTION 6.03 Appropriate Action; Consents; Filings.

                  (a) Pease and Carpatsky shall each use, and shall cause each of their subsidiaries to use, all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Carpatsky or Pease or any of its subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Continuance, the Exchange and the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Continuance, the Exchange and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and (B) any other applicable Law; provided that Carpatsky and Pease shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to such filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. Pease and Carpatsky shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Form S-4) in connection with the transactions contemplated by this Agreement.

                  (b) Carpatsky and Pease agree to cooperate with respect to, and shall cause each of their respective subsidiaries to cooperate with respect to, and agree to use all reasonable efforts vigorously to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") of any Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the Continuance, the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of Carpatsky and Pease also agree to take any and all commercially reasonable actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to Closing not to be satisfied; provided, however, that in no event shall Carpatsky be required to take any action that would or could reasonably be expected to have a Carpatsky Material Adverse Effect, and Pease shall not be required to take any action which would or could reasonably be expected to have a Pease Material Adverse Effect.

                  (c) (i) Each of Pease and Carpatsky shall give (or Pease or Carpatsky shall cause its subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Pease Material Adverse Effect from occurring prior to the Effective Time or a Carpatsky Material Adverse Effect from occurring after the Effective Time.

                           (ii)  In the event that any party shall fail to
obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party, to limit the adverse effect upon Carpatsky and its subsidiaries and Pease and its subsidiaries, and their respective businesses resulting or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                  (d) Each of Carpatsky and Pease shall promptly notify the other of (w) any material change in its current or future business, assets, liabilities, financial condition or results of operations, (x) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Authorities with respect to its business or the transactions contemplated hereby, (y) the institution or the threat of material litigation involving it or any of its subsidiaries or (z) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Effective Time. As used in the preceding sentence, "material litigation" means any case, arbitration or adversary proceeding or other matter which would have been required to be disclosed on the Pease Disclosure Schedule pursuant to
Section 3.07 or the Carpatsky Disclosure Schedule pursuant to Section 4.09, as the case may be, if in existence on the date hereof, or in respect of which the legal fees and other costs to Pease (or its subsidiaries) might reasonably be expected to exceed $100,000 over the life of the matter or to Carpatsky (or its subsidiaries) might reasonably be expected to exceed $100,000 over the life of the matter.

         SECTION 6.04 Tax Treatment. Each party hereto shall use all reasonable efforts to cause the Continuance, the Exchange and the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions that could prevent the Continuance, the Exchange and the Merger from qualifying, as tax-free reorganizations under relevant provisions of the Code.

         SECTION 6.05 Public Announcements. Neither party shall issue any press release or otherwise make any public statements with respect to the Merger without the approval of the other. The press release announcing the execution and delivery of this Agreement shall be a joint press release of Carpatsky and Pease.

         SECTION 6.06 Amendment. For a period of six years after the Effective Time, Pease shall not amend or otherwise modify the Amended and Restated Articles of Pease or the Pease bylaws which could adversely affect the rights thereunder of any individuals, who at any time prior to and at the Effective Time were or are directors or officers of Pease, in respect of their terms of office or acts or omissions occurring at or prior to or after the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such amendment or modification is required by Law. This
Section 6.06 is intended to be for the benefit of, and shall be enforceable by, the persons referred to in the foregoing sentence, their heirs and personal representatives, and shall be binding on Pease and its successors and assigns.

         SECTION 6.07 Stock Resale Agreement. Pease and Carpatsky each agrees, and each will obtain the agreement of each of their respective offices, directors and affiliates, not purchase or sell or acquire or dispose of rights to purchase either party's Common Stock in the open market or from any stockholders during the period from the date hereof until consummation of the transactions contemplated hereby. Carpatsky agrees to deliver to Pease, on or prior to the Effective Time, such customary agreements as are reasonably requested by Pease of each stockholder who is a director or executive officer or who may be deemed to be an affiliate of Carpatsky not to effect any sales of the Pease Common Stock in excess of the volume limitations specified in Rule 145(d) promulgated under the Securities Act.

         SECTION 6.08 SEC Reports and Registration Statements. Pease shall use all reasonable efforts, including the timely filing of all Pease SEC Reports that may be due subsequent to the date hereof and obtaining any consents required from Pease's auditors necessary to include such Pease SEC Reports and the Form S-4.

                                   ARTICLE VII

                               CLOSING CONDITIONS

         SECTION 7.01 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Continuance, the Exchange, the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the parties hereto, in whole or in part, to the extent permitted by applicable Law:

                  (a) Securities Laws. The Form S-4 shall have been declared effective by the SEC [, describe required Canadian regulatory consent, ] and Pease shall have received all Blue Sky permits and other authorizations necessary to consummate the transactions contemplated by this Agreement.

                  (b) Stockholder Approval. The Amendment shall have been approved and adopted by the requisite vote of the stockholders of Pease. The Continuance, this Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Carpatsky.

                  (c) No Order. No Governmental Authority or federal, provincial or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Continuance, the Amendment, the Merger or the Exchange illegal or otherwise prohibiting consummation of such transactions.

                  (d) Dissenters Rights. The number of shares of Carpatsky Common Stock for which valid notices of intention to demand payment pursuant to the applicable provisions of the ABCA and Delaware Law have been provided and remain outstanding immediately prior to the effectiveness of the Merger does not exceed five-eighths of one percent (0.625%) of the issued and outstanding Carpatsky Common Stock immediately prior to the Effective Time.

         SECTION 7.02 Additional Conditions to Obligations of Carpatsky. The obligations of Carpatsky to effect the Continuance, the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Carpatsky, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. Each of the representations and warranties of Pease contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). Carpatsky shall have received a certificate of the President and the Chief Financial Officer of Pease, dated the Closing Date, to such effect.

                  (b) Agreements and Covenants. Pease shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Carpatsky shall have received a certificate of the President and the Chief Financial Officer of Pease, dated the Closing Date, to such effect.

                  (c) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the current or future business, assets, liabilities, financial condition or results of operations of Pease or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a Pease Material Adverse Effect. Carpatsky shall have received a certificate of the President and the Chief Financial Officer of Pease, dated the Closing Date, to such effect.

                  (d) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Continuance or the Merger, by any Governmental Authority in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of Carpatsky, to the continuing operation of the current or future business of Pease, which imposes any condition or restriction upon Carpatsky or the business or operations of Pease which, in the reasonable business judgment of Carpatsky, would be materially burdensome in the context of the transactions contemplated by this Agreement.

                  (e) Tax Opinion. Carpatsky shall have received the written opinion of Messrs. Feleski Flynn, Calgary, Alberta dated the Closing Date, to the effect that the disclosure regarding Canadian income tax laws set forth in the Form S-4 is correct in all material respects.

                  (f) Alan W. Peryam, LLC Opinion. Carpatsky shall have received from Alan W. Peryam, LLC, counsel to Pease, a written opinion dated the Closing Date covering such customary matters regarding Pease as are reasonably requested by Carpatsky.

                  (g) Withholding. Pease must not have determined to withhold any amount from the Merger Consideration pursuant to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law, except with respect to cash paid for fractional shares and to dissenting stockholders.

                  (h) Exchange of Pease Preferred Stock. All of the issued and outstanding shares of Pease Preferred Stock shall have been exchanged in accordance with the Exchange.

         SECTION 7.03 Additional Conditions to Obligations of Pease. The obligations of Pease to effect the Exchange and the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Pease, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. Each of the representations and warranties of Carpatsky contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). Pease shall have received a certificate of the President and the Chief Financial Officer of Carpatsky, dated the Closing Date, to such effect.

                  (b) Agreements and Covenants. Carpatsky shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Pease shall have received a certificate of the President and the Chief Financial Officer of Carpatsky, dated the Closing Date, to such effect.

                  (c) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in (i) the current or future business, assets, liabilities, financial condition or results of operations of Carpatsky or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a Carpatsky Material Adverse Effect or (ii) the assumptions used in preparing the reserve report for the RC field which materially adversely effects the reserve values set forth therein. Pease shall have received a certificate of the President and the Chief Financial Officer of Carpatsky, dated the Closing Date, to such effect.

                  (d) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Authority in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of Pease, to the continuing operation of the current or future business of Carpatsky, which imposes any condition or restriction upon Pease or the business or operations of Carpatsky which, in the reasonable business judgment of Pease, would be materially burdensome in the context of the transactions contemplated by this Agreement.

                  (e) Haynes and Boone, LLP Opinion. Pease shall have received from Haynes and Boone, LLP, counsel to Carpatsky, an opinion dated the Closing Date, covering such customary matters regarding Carpatsky as are reasonably requested by Pease.

                  (f) Continuance. The Continuance of Carpatsky in Delaware shall have been consummated.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement, the Continuance, the Exchange and the Merger by the stockholders of Pease and
Carpatsky:

                  (a)      by mutual consent of Carpatsky and Pease;

                  (b) by Carpatsky, upon a material breach of any representation, warranty, covenant, condition or agreement on the part of Pease set forth in this Agreement or the failure to consummate the Exchange, or if any representation or warranty of Pease shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) of this Agreement, as the case may be, would be incapable of being satisfied by October 31, 2000 (or as otherwise extended as described in Section 8.01(e)); provided, that in any case, a wilful breach shall be deemed to cause such condition as to be incapable of being satisfied for purposes of this Section 8.01(b);

                  (c) by Pease, upon a material breach of any representation, warranty, covenant, condition, or agreement on the part of Carpatsky set forth in this Agreement, or if any representation or warranty of Carpatsky shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) of this Agreement, as the case may be, would be incapable of being satisfied by October 31, 2000 (or as otherwise extended as described in Section 8.01(e)); provided, that in any case, a wilful breach shall be deemed to cause such condition as to be incapable of being satisfied for purposes of this Section 8.01(c);

                  (d) by either Carpatsky or Pease, if there shall be any Order which is final and nonappealable preventing the consummation of the Continuance, the Conversion or the Merger, except if the party relying on such Order to terminate this Agreement has not complied with its obligations under Section 6.03(b) of this Agreement;

                  (e) by either Carpatsky or Pease, if the Merger shall not have been consummated before October 31, 2000; provided, however, that this Agreement may be extended by written notice of either Carpatsky or Pease to a date not later than December 31, 2000, if the Merger shall not have been consummated by October 31, 2000, in order to receive all required regulatory approvals or consents with respect to the Merger;

                  (f) by either Carpatsky or Pease, if the Amendment shall fail to receive the requisite vote for approval and adoption by the stockholders of Pease at the Pease Stockholders Meeting or if the Continuance or this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of Carpatsky at the Carpatsky Stockholders Meeting;

                  (g) by Carpatsky, if (i) the Board of Directors of Pease withdraws, modifies or changes its recommendation of this Agreement, the Amendment or the Merger in a manner adverse to Carpatsky or shall resolved to do any of the foregoing; (ii) the Board of Directors of Pease shall have recommended to the stockholders of Pease any Competing Transaction or shall have resolved to do so; (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Pease is commenced, and the Board of Directors of Pease does not recommend that stockholders not tender their shares into such tender or exchange offer; (iv) any person (other than Carpatsky or an affiliate thereof, or any stockholder of Pease as of the date of this Agreement) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term if defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of Pease; or (v) Pease fails to satisfy the condition to Carpatsky's obligation set forth in Section 7.02(h);

                  (h) by Pease if (i) the Board of Directors of Carpatsky withdraws, modifies or changes its recommendation of this Agreement, the Continuance or the Merger in a manner adverse to Pease or shall resolved to do any of the foregoing; (ii) the Board of Directors of Carpatsky shall have recommended to the stockholders of Carpatsky any Competing Transaction or shall have resolved to do so; (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Carpatsky is commenced, and the Board of Directors of Carpatsky does not recommend that stockholders not tender their shares into such tender or exchange offer; (iv) any person (other than Pease or an affiliate thereof, or any stockholder of Carpatsky as of the date of this Agreement) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term if defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of Carpatsky; or (v) Pease's investment banking consultant, Houlihan Smith & Company (or other investment banking firm or consultant) fails to deliver an opinion that the transaction is fair, from a financial point of view, to the Pease stockholders.

                  The right of any party hereto to terminate this Agreement pursuant to this Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 8.02 Effect of Termination. Except as provided in Section 8.05 or Section 9.01 of this Agreement, in the event of the termination of this Agreement, this Agreement shall forthwith become void, there shall be no liability on the part of Carpatsky or Pease or any of their affiliates to the other or to the other's affiliates and all rights and obligations of any party hereto shall cease.

         SECTION 8.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Pease and Carpatsky, no amendment, which under applicable Law may not be made without the approval of the stockholders of Pease or Carpatsky, may be made without such approval, and no amendment, which under the applicable rules of any securities exchange, on which the Pease Common Stock shall then be listed or shall be approved for listing), may not be made without the approval of the stockholders of Pease, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.04 Waiver. At any time prior to the Effective Time, any party hereto may extend the time for the performance of any of the obligations or other acts of the other party hereto, waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 8.05 Fees, Expenses and Other Payments.

                  (a) Except as provided in Section 8.05(c) or Section 8.05(d) of this Agreement, in the event the Merger is not consummated all Expenses (as defined in paragraph (b) of this Section 8.05) incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such Expenses; it being agreed that all Expenses incurred in connection with the Form S-4 shall be borne equally by Pease and Carpatsky (other than for the fees and expenses of such parties' respective counsel and accountants which will be borne by such parties); provided, however, in the event the Merger is consummated, all Expenses incurred in connection with the Merger and the transactions contemplated hereby will be paid by Pease.

                  (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Form S-4 and the Proxy Statement/Prospectus, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

                  (c) Pease agrees that if this Agreement is terminated pursuant to:

                           (i) Section 8.01(b) and (x) such termination is the
result of an intentional breach of any representation, warranty, covenant or agreement of Pease contained herein, (y) Pease shall have had contacts or entered into negotiations relating to a Competing Transaction prior to or on the date of termination of this Agreement, and (z) within twelve months after the date of termination of this Agreement, and with respect to any person or group with whom the contacts or negotiations referred to in clause (y) have occurred, a Business Combination (as defined in Section 8.05(f)) shall have occurred or Pease shall have entered into a definitive agreement providing for a Business Combination; or

                           (ii) Section 8.01(f) because this Agreement and the
Merger or the amendment and restatement of Pease articles of incorporation shall fail to receive the requisite vote for approval and adoption by the stockholders of Pease at the Pease Stockholders Meeting and at the time of such meeting there shall exist a Competing Transaction; or

                           (iii) Section 8.01(g)(i) and at the time of the
withdrawal, modification or change (or resolution to do so) of its recommendation by the Board of Directors of Pease, there shall exist a Competing Transaction; or

                           (iv)  Sections 8.01(g)(ii), (iii) or (v); or

                           (v)   Section 8.01(h)(v) and within twelve months
after the date of termination of this Agreement, Pease shall have entered into a Competing Transaction;

then Pease shall pay to Carpatsky an amount equal to $250,000, which amount is inclusive of all of Carpatsky's Expenses.

                  (d) Carpatsky agrees that if this Agreement is terminated pursuant to:

                           (i)  Section 8.01(c) and (x) such termination is the
result of an intentional breach of any representation, warranty, covenant or agreement of Carpatsky contained herein, (y) Carpatsky shall have had contacts or entered into negotiations relating to a Competing Transaction prior to or on the date of termination of this Agreement, and (z) within twelve months after the date of termination of this Agreement, and with respect to any person or group with whom the contacts or negotiations referred to in clause (y) have occurred, a Business Combination (as defined in Section 8.05(f)) shall have occurred or Carpatsky shall have entered into a definitive agreement providing for a Business Combination; or

                           (ii)  Section 8.01(f) because this Agreement and the
Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of Carpatsky at the Carpatsky Stockholders Meeting and at the time of such meeting there shall exist a Competing Transaction; or

                           (iii) Section 8.01(h)(i) and at the time of the
withdrawal, modification or change (or resolution to do so) of its recommendation by the Board of Directors of Carpatsky, there shall exist a Competing Transaction; or

                           (iv)  Sections 8.01(h)(ii) or (iii).

then Carpatsky shall pay to Pease an amount equal to (i) $250,000, which amount is inclusive of all of Pease's Expenses, plus (ii) all amounts owed to Pease pursuant to the agreement, dated October 1, 1999, pursuant to which Pease agreed to assist in preparing Carpatsky's financial statements.

                  (e) Any payment required to be made pursuant to Section 8.05(c) or Section 8.05(d) of this Agreement shall be made as promptly as practicable but not later than three business days after termination of this Agreement, and shall be made by wire transfer of immediately available funds to an account designated by Pease or Carpatsky, as the case may be, except that any payment to be made as the result of an event described in Section 8.05(c)(i) or
Section 8.05(d)(i) shall be made as promptly as practicable but not later than three business days after the occurrence of the Business Combination or the execution of the definitive agreement providing for a Business Combination.

                  (f) For purposes of this Section 8.05, the term "Business Combination" means a merger (other than pursuant to this Agreement), consolidation, share exchange, business combination or similar transaction involving Pease or Carpatsky, a sale, lease, exchange, transfer or other disposition of 20% or more of the assets of Pease and its subsidiaries, or Carpatsky and its subsidiaries, taken as a whole, in a single transaction or a series of transactions, or the acquisition, by a person (other than Carpatsky or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Pease or Carpatsky Common or Pease Preferred Stock, as the case may be, whether by tender or exchange offer or otherwise.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.01 Effectiveness of Representations, Warranties and
 Agreements.

                  (a) Except as set forth in Section 9.01(b) of this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

                  (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I and II and Sections 5.07, 6.05, 6.06, 6.07 and 6.08 shall survive the Effective Time and those set forth in Sections 5.05(d), 8.02 and 8.05 and
Article IX hereof shall survive termination.

         SECTION 9.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally or by air courier, or mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below (to be followed promptly by personal or air courier delivery or mailing as hereinafter provided):

                  (a)      If to Carpatsky, to:

                           Carpatsky Petroleum, Inc.
                           1331 Lamar, Suite 1450
                           Houston, TX 77010
                           Attention: Robert Bensh
                           Facsimile Number: (713) 756-7029

                  with copy to:

                           Haynes and Boone, LLP
                           1000 Louisiana, Suite 4300
                           Houston, Texas 77002
                           Attention: George G. Young III, Esq.
                           Facsimile Number: (713) 236-5699

                  (b)      If to Pease, to:

                           Pease Oil and Gas Company
                           751 Horizon Court, Suite 203
                           Grand Junction, CO 81506
                           Attention: Patrick J. Duncan
                           Facsimile Number: (970) 243-8840

                  with copy to:

                           Alan W. Peryam, LLC
                           1120 Lincoln Street, Suite 1000
                           Denver, CO 80202
                           Attention: Alan W. Peryam, Esq.
                           Facsimile Number: (303) 866-0999

         SECTION 9.03 Certain Definitions. For the purposes of this Agreement, the term:

                  (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) a person shall be deemed a "beneficial owner" of or to have "beneficial ownership" of Carpatsky Common Stock or Pease Common and Preferred Stock, as the case may be, in accordance with the interpretation of the term "beneficial ownership" as defined in Rule 13d- 3 under the Exchange Act, as in effect on the date hereof; provided that a person shall be deemed to be the beneficial owner of, and to have beneficial ownership of, Carpatsky Common Stock or Pease Common or Preferred Stock, as the case may be, that such person or any affiliate of such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                  (c) "business day" means any day other than a day on which banks in the State of Delaware are authorized or obligated to be closed;

                  (d) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "dollar" or "$" shall refer to the freely transferable currency of the United States of America.

                  (f) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of Pease or Carpatsky, as the case may be, has actual knowledge of such matter;

                  (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                  (h) "Significant Subsidiary" means any subsidiary of Pease or Carpatsky that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Reg. S-X of the SEC; and

                  (i) "subsidiary" or "subsidiaries" of Pease, Carpatsky, or of any other person, means any corporation, partnership, joint venture or other legal entity of which Pease, Carpatsky, Pease or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, currently or in the past, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; provided, however, for purposes of this Agreement Ukrcarpatoil, Ltd. shall be deemed to constitute a subsidiary of Carpatsky.

         SECTION 9.04 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

         SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.06 Entire Agreement; Effect of Amendment. This Agreement (together with the Exhibits, the Pease Disclosure Schedule and the Carpatsky Disclosure Schedule) constitutes the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof. Without limitation, each party hereto forever releases and discharges the other party and its affiliates and associates from any liability, claim, expense, damage or other loss, however arising, whether in tort, contract or otherwise, arising out of or related to the Original Agreement, any amendment thereto (other than this Agreement) or any action or inaction taken or not taken in connection therewith.

         SECTION 9.07 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

         SECTION 9.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than as contemplated by Section 6.06 or Section 6.08), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.09 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

         SECTION 9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 9.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 9.12 Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       PEASE OIL AND GAS COMPANY



                                       By:
                                          --------------------------------------
                                                Name
                                                     ---------------------------
                                                Title
                                                      --------------------------

                                       CPI ACQUISITION CORP.



                                       By:
                                          --------------------------------------
                                                Name
                                                     ---------------------------
                                                Title
                                                      --------------------------

                                       CARPATSKY PETROLEUM INC.



                                       By:
                                          --------------------------------------
                                                Name
                                                     ---------------------------
                                                Title
                                                      --------------------------


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